UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 17, 2004
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of directors or principal officers; election of directors; appointment of principal officers

On December 17, 2004, Chesapeake issued a press release announcing several new officer elections and a new executive organizational structure. Among other things, the press release announces the planned retirement at the end of 2005 of Keith Gilchrist, who currently serves Executive Vice President and Chief Operating Officer of the Corporation; the election, effective as of January 3, 2005, of Andrew J. Kohut as President of the Corporation; and the election, as of January 3, 2005, of Joel K. Mostrom as Senior Vice President & Chief Financial Officer of the Corporation. All officers serve at the pleasure of the Board of Directors. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

Supplemental disclosure as to Messrs. Kohut, Mostrom and Johnson follows:

Andrew J. Kohut, Age 46

Elected President of the Corporation as of January 3, 2005

Business experience: Chesapeake Corporation: Executive Vice President & Chief Financial Officer, 2001 - 2004; Senior Vice President - Strategic Business Development, 1998 - 2001.

Mr. Kohut's current executive agreement is described in the Corporation's 2004 proxy statement and filed as Exhibit 10.3 to the Corporation's quarterly report on Form 10-Q for the quarter ending June 29, 2003. The Corporation plans to amend Mr. Kohut's current executive agreement to reflect his new title and provisions related to his compensation but has not done so at this time. The amendment to Mr. Kohut's executive agreement will be filed as a timely amendment to this Form 8-K when the amendment to Mr. Kohut's executive agreement is executed.

Joel K. Mostrom, Age 48

Elected Senior Vice President & Chief Financial Officer of the Corporation as of January 3, 2005

Business experience: Chesapeake Corporation: Vice President & Treasurer, 2001 - 2004; Vice President - Investor Relations, 1999 - 2001.

Mr. Mostrom's current executive agreement is substantially similar to that described in the Corporation's 2004 proxy statement for the Named U.S. Officers, except that it (a) states his employment is as Vice President & Treasurer with a base salary of not less than $224,000 per year and an annual incentive target of not less than 45% of his base salary, (b) provides for a severance payment which equals a multiple of two times his base salary and targeted annual incentive payment in the event of a termination following a "change in control" and (c) provides for a severance payment of a multiple of two times his base salary in the event of his termination without cause before a "change in control." The Corporation plans to amend Mr. Mostrom's current executive agreement to reflect his new title and provisions related to his compensation but has not done so at this time. Mr. Mostrom's executive agreement and the amendment thereto will be filed as a timely amendment to this Form 8-K when the amendment to Mr. Mostrom's executive agreement is executed.

The Corporation also intends to amend the current amended executive agreement of Thomas H. Johnson, the Corporation's current Chairman, President & Chief Executive Officer, who relinquishes the title of President as of January 3, 2005, which was filed as Exhibit 10.1 to the Corporation's Form 10-Q for the quarter ending September 30, 1997, with a first amendment filed as Exhibit 10.13 to the Corporation's Form 10-K for the year ending December 31, 1999, a second amendment filed as Exhibit 10.2 to the Corporation's Form 10-Q for the quarter ending September 30, 2001 and a third amendment filed as Exhibit 10.1 to the Corporation's Form 10-Q for the quarter ending June 29, 2003, to reflect his new title but has not done so at this time. The new amendment to Mr. Johnson's executive agreement will be filed as a timely amendment to this Form 8-K when the new amendment to Mr. Johnson's executive agreement is executed.

Item 9.01 Financial Statements and Exhibit

(c)	Exhibits
	Exhibit No.	Description
	99.1	Chesapeake Corporation press release, issued on December 17, 2004, announcing several new officer elections and a new executive organizational structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: December 20, 2004	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Chesapeake Corporation press release, issued on December 17, 2004, announcing several new officer elections and a new executive organizational structure.